Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated November 14, 1997 included in Mothers Work, Inc.'s Form 10-K for the year ended September 30, 1997 and to all references to our Firm included in this registration statement.



                                         ARTHUR ANDERSEN LLP



Philadelphia, PA.
July 17, 1998